EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND CFO

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the Quarterly Report on Form 10-Q of Amcor plc for the quarter ended September 30, 2022 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Amcor plc.

	/s/ Ronald Delia		/s/ Michael Casamento
	Ronald Delia, Managing Director and Chief Executive Officer		Michael Casamento, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date	November 2, 2022	Date	November 2, 2022